UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2009
Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569

(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street

(Address of Principal Executive Offices)
(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On August 31, 2009, Builders FirstSource, Inc. (the “Company”) received a proposal from its two largest stockholders, JLL Partners Fund V, L.P. (“JLL”) and Warburg Pincus Private Equity IX, L.P. (“Warburg”), proposing a restructuring of the Company’s outstanding $275.0 million aggregate principal amount of second priority senior secured floating rate notes and a common stock rights offering to the Company’s common stockholders. The Company has issued a press release regarding this proposal, which press release is attached as Exhibit 99.1 to this report and incorporated herein by reference. The proposal is attached as Exhibit 99.2 to this report and incorporated herein by reference, and is also part of Schedule 13D amendments filed by JLL and Warburg.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Senior Vice President, General Counsel and Secretary

Dated: September 1, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 1, 2009.
99.2	Proposal of JLL Partners Fund V, L.P. and Warburg Pincus Private Equity IX, L.P., dated August 31, 2009